SIGMA LABS ANNOUNCES PROPOSED UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK

SANTA FE, N.M., July 30, 2019 (GLOBE NEWSWIRE) -- Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs”), a provider of quality assurance software, today announced that it intends to offer shares of its common stock for sale in an underwritten public offering. In addition, the Company expects to grant the underwriters a 45-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering solely to cover over-allotments, if any. The Company intends to use the net proceeds from this offering for operations, including for the development and marketing of its products and services, and payment of general and administrative expenses and other working capital and general corporate purposes, which may include the repayment of debt and other capital expenditures. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Aegis Capital Corp. is acting as the sole book-runner for the proposed offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-225377) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 14, 2018. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and available on the SEC’s website located at http://www.sec.gov.

Electronic copies of the final prospectus supplement and the accompanying prospectus, when available, may be obtained by contacting Aegis Capital Corp., Attention: Prospectus Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at prospectus@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sigma Labs

Sigma Labs, Inc. is a provider of quality assurance software under the PrintRite3D® brand and a developer of advanced, in-process, non-destructive quality assurance software for commercial firms worldwide seeking productive solutions for advanced manufacturing. For more information, please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 1, 2019 and which may be viewed at http://www.sec.gov.

Contacts:

Media Relations:
DGI Comm
212-825-3210

Investor Relations:

Bret Shapiro
Managing Director
CORE IR
561-479-8566
brets@coreir.com

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